Exhibit 10.4

USANA HEALTH SCIENCES, INC.

EMPLOYEE STOCK OPTION AGREEMENT

Optionee:

Date of Grant:

Number of Covered Shares:

Exercise Price Per Share:

Expiration Date:

This Stock Option Agreement (“Agreement”) is entered into as of the      day of                             , between USANA HEALTH SCIENCES, INC., a Utah corporation (the “Company”), and                                     (“Optionee”).

WHEREAS, the Company has adopted the 2002 USANA Health Sciences, Inc. Stock Option Plan (the “Plan”) and has approved the granting to certain employees of the Company of stock options to purchase common stock of the Company, par value $.001 per share (“Common Stock”); and

WHEREAS, Optionee is employed by the Company in a key executive capacity, or is engaged by the Company as an officer and/or employee, and the Company desires that Optionee remain in such employ and desires to secure or increase Optionee’s stock ownership of the Company in order to increase Optionee’s incentive and personal interest in the welfare of the Company.

NOW, THEREFORE, in consideration of the premises, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:

1.             Grant of Options.  On the terms and conditions set forth in this Agreement, including but not limited to the substitution provisions of Section 27 below, the Company hereby grants to Optionee nonqualified stock options (the “Options”) to purchase all or any part of an aggregate amount of                            (                  ) shares of the Common Stock of the Company at a purchase price of $                     per share.

2.             Term of Options; Vesting.  Except as otherwise provided in Sections 5 and 11 below, the Options shall be fully vested on the Date of Grant and shall remain exercisable until                  (          ) years after the Date of Grant (the “effective term”), at which time the Options shall terminate and not be exercisable thereafter.

3.             Exercise of Options.  The Options or any portion thereof may be exercised by Optionee paying the purchase price of any shares with respect to which the Options are being exercised by cash, certified check or cashier’s check (but no personal checks unless otherwise approved by the Committee).  Except as otherwise provided by the Committee before the Option is exercised, (i) all or a portion of the Exercise Price may be paid by Optionee by delivery of shares of Common Stock already owned by Optionee for at least six (6) months and acceptable to the Committee having an aggregate Fair Market Value (as of the date of exercise) that is equal to the amount of cash that would otherwise be required; (ii) Optionee may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; or (iii) Optionee may pay the Exercise Price by a reduction in the amount of any

Company liability to the Optionee.  In each case Optionee’s payment shall be delivered with a written notice of exercise which shall:

a.             State the number of shares being exercised, the name, address and social security number of each person for whom the stock certificate or certificates for such shares of the Common Stock are to be registered;

b.             Contain any representations and agreements as to Optionee’s investment intent with respect to the shares exercised as may be satisfactory to the Company’s counsel; and

c.             Be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than Optionee, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Options.

In addition, unless the shares to be acquired by Optionee have been registered under the Securities Act of 1933, as amended, upon and effective as of the date of exercise of the Option under this Agreement, Optionee agrees, represents and warrants that Optionee (i) is acquiring the shares of Common Stock for investment with no present intention of distributing or selling such shares or any interest therein except as permitted under this Agreement; (ii) is not only an employee but also a director or executive officer of the Company experienced in making risky investments and has the capacity to protect his interests in connection with making his decision to exercise the Option; (iii) is well-informed or capable of asking questions of the Company’s officials to make himself well-informed concerning the nature of his investment decision to exercise the Option and of the true financial status of the Company; and (iv) has obtained, analyzed and retained (or elected not to retain) copies of the Company’s current financial statements.  Further, as a condition to the exercise of the Options, the Company may require the person exercising the Options to make any representation and warranty to the Company that may be required by any applicable law or regulation.

4.             Stock Settlement Feature.  Notwithstanding anything contained herein to the contrary, the Committee in its sole discretion may, at any time prior to an exercise of the Options and with written notice to the Optionee, elect to settle an exercise of the Options by the Optionee in whole or in part through the stock settlement feature described in this Section.  To the extent that the Committee elects the stock settlement feature:

a.             The provisions of Section 3 relating to the payment of the purchase price shall not be applicable; and

b.             In lieu of delivering the shares of Common Stock for which the Options are being exercised, the Company shall deliver the number of shares of Common Stock to the Optionee, subject to the provisions of Section 10 hereof, equal to the result of dividing the Cash Amount (as defined below) by the Fair Market Value of one share of Common Stock on the date of exercise of the Options.  The “Cash Amount” is equal to the result of multiplying (A) the number of shares of Common Stock for which the Options are being exercised that are settled by the stock settlement feature by (B) the difference between (x) the Fair Market Value of one share of Common Stock on the date of exercise of the Options and (y) the Exercise Price.  Any shares of Common Stock delivered above shall be subject to the restrictions of Section 9 hereof.  Notwithstanding the foregoing, this Section shall not be effective until the date that Financial Standards Board Statement No. 123 (revised 2004) is applicable to the financial statements of the Company.

5.             Termination of Employment or Death.

a.             In the event Optionee’s employment shall be involuntarily terminated by the Company without cause, the Optionee may exercise the Options, provided such exercise occurs both within the remaining effective term of the Options and ninety (90) days after the date of termination by the Company.

b.             In the event Optionee dies while employed by the Company or dies within ninety (90) days after termination of employment with the Company (whether such termination preceding death was by reason of Retirement or Disability, involuntary termination without cause, or voluntary termination (but not termination For Cause)), the Options granted hereunder to Optionee shall be exercisable within three (3) years after the date of Optionee’s death.  The legal representative, if any, of Optionee’s estate, or otherwise the appropriate legatees or distributees of Optionee’s estate, may exercise the Option on behalf of Optionee.

c.             In the event Optionee’s employment shall terminate on account of Retirement or Disability, the Options held by Optionee may be exercised by Optionee, provided such exercise occurs within the remaining effective term of the Options.

d.             In the event Optionee shall have an Involuntary Termination of Employment “For Cause” (as defined in Section 12(d)(ii) of the Plan), no exercise period shall exist and Optionee shall forfeit the Options as of the date of termination.

e.             For purposes of this Agreement, termination of employment shall be considered to occur when an employee is no longer an employee of the Company or any Subsidiary. Whether an authorized leave of absence or absence on military or government service shall constitute termination of employment for purposes of this Agreement shall be determined by the Committee.  Retirement shall be considered to mean retirement as defined in the Plan.

6.             Transfer of Options.  Unless the Company, upon advice of its securities counsel, directs otherwise, the Options may not be assigned or transferred in any manner except upon the death of Optionee by will or by the laws of descent and distribution.  During the lifetime of Optionee, the Options shall be exercisable only by Optionee.

7.             Reservation of Shares.  The Company, during the term hereof, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements hereof.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained.

8.             Application of Section 16(b).  The parties acknowledge that, if the Company has a class of securities required to be registered pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), and if Optionee is an officer, director or ten percent (10%) shareholder of the Company, the grant to Optionee of Options hereunder, or the Optionee’s sale of shares underlying the Options, may, unless the Plan is qualified under Rule 16b-3 of the SEC, subject Optionee to liability under the insider trading prohibitions of Section 16(b) of the Exchange Act, if Optionee purchases or sells Common Stock of the Company within six months before or after the grant of the Options, or within six months before or after the sale of the shares underlying the Options.  This acknowledgment is for informational purposes only and is not to be construed as increasing, limiting or describing the rights and obligations of the parties hereunder.

9.             Restriction on Option Exercise.  Notwithstanding any contrary provision hereof, the Options may not be exercised by Optionee unless the shares to be acquired by Optionee have been registered under the Securities Act of 1933 (the “Act”), and any other applicable securities laws of any other state, or the Company receives an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company stating that the exercise of the Options and the issuance of shares pursuant to the exercise is registered or exempt from such registration requirements.  Optionee shall represent that unless and until the shares have been registered under the Act and applicable state securities laws:  (1) Optionee is acquiring the shares for investment purposes only and without the intent of making any sale or disposition thereof; (2) Optionee has been advised and understands that the shares have not been registered for sale pursuant to federal and state securities laws and are “restricted securities” under such laws; and (3) Optionee acknowledges that the shares will be subject to stop transfer instructions and bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION.  NO OFFER, SALE OR TRANSFER MAY TAKE PLACE WITHOUT PRIOR WRITTEN APPROVAL OF THE COMPANY BEING AFFIXED HERETO.  IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, SUCH APPROVAL SHALL BE GRANTED ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF SHAREHOLDER’S COUNSEL AT SHAREHOLDER’S EXPENSE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THIS CERTIFICATE MAY BE LAWFULLY TRANSFERRED PURSUANT TO AN EXEMPTION FROM REGISTRATION.

10.           Withholding of Taxes.  The Options may not be exercised unless Optionee has paid or has made provision satisfactory to the Company for payment of, federal, state and local income taxes, or any other taxes (other than stock transfer taxes) which the Company may be obligated to collect as a result of the issue or transfer of Common Stock upon such exercise of the Options.  In its sole discretion, and at the request of Optionee, the Company may permit Optionee (other than an Optionee who would be subject to Section 16(b) of the Exchange Act) to satisfy the obligation imposed by this Section, in whole or in part, by instructing the Company to withhold up to that number of shares otherwise issuable to Optionee with a fair market value equal to the amount of tax to be withheld.

11.           Mergers, Reorganizations, and Certain Other Changes.  In the event of the Company’s liquidation, reorganization, separation, merger or consolidation into, or acquisition of property or stock by another corporation, or sale of substantially all assets to another corporation, the rights of Optionee with respect to the Options granted hereunder shall be governed by the Committee, as provided in the Plan.

12.           Antidilution.  The aggregate number of shares of Common Stock available for issuance under the Options, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock subsequent to the date of this Agreement resulting from a recapitalization, reorganization, merger, consolidation or similar transaction as provided in the Plan.

13.           No Rights as a Stockholder.  Optionee or a permitted transferee of the Options shall have no rights as a stockholder with respect to any shares covered by the Options until the date as of which stock is issued following exercise of such Options.  Except as provided in this Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or any other distributions for which the record date is prior to the date as of which such stock is issued.

14.           No Employment Rights.  This Agreement is not an employment agreement or contract and does not grant any employment rights to Optionee.

15.           Other Provisions.  The Company may, as a condition precedent to the exercise of the Options, require Optionee (including, in the event of Optionee’s death, his legal representatives, legatees or distributees) to enter into such agreements or to make such representations as may be required to make lawful the exercise of the Options and the ultimate disposition of the shares acquired by such exercise.

16.           Notices.  Any notice which either of the parties hereto is required or permitted to give to the other must be in writing and may be given by personal delivery, electronic or facsimile transmission,  or by mailing the same by registered or certified mail, return receipt requested, to the party to which or to whom the notice is directed, at the address each party designates in writing.  Any notice mailed to such address shall be effective when deposited in the mail, duly addressed and postage prepaid, notwithstanding failure by the addressee thereof to receive the mailed notice.

17.           Governing Law.  All transactions contemplated hereunder and all rights of the parties hereto shall be governed as to validity, construction, enforcement and in all other respects by the laws and decisions of the State of Utah.

18.           Titles.  The titles of the sections of this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

19.           Amendment.  This Agreement shall not be modified or amended except by written agreement signed by all of the parties hereto.

20.           Attorney’s Fees and Costs of Enforcement.  If any party to this Agreement shall incur any costs resulting from enforcement of this Agreement, the defaulting party shall be liable to the prevailing party for such costs.  Costs, as used herein, shall include costs of enforcement, interpretation, or collection, including without limitation, reasonable attorney’s fees, court costs, collection charges, travel and other related or similar expenses.

21.           Severability of Provisions.  Any provision of this Agreement that is invalid, prohibited, or unenforceable in any jurisdiction, shall not invalidate the remainder of the provision or the remaining provisions of the Agreement.

22.           Entire Agreement.  Subject to the Plan, a copy of which in its present form is available from the Secretary of the Company, this Agreement contains all of the representations, declarations and statements from either party to the other and expresses the entire understanding between the parties with respect to the transactions provided for herein. All prior memoranda, letters, statements and agreements concerning this subject matter, if any, are merged in and replaced by this Agreement.

23.           Pronouns, Number and Gender.  Wherever necessary to implement the intent of the parties hereto, references herein to the singular shall be interpreted as the plural, and vice versa, and the feminine, masculine or neuter gender shall be treated as one of the other genders.

24.           Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

25.           Defined Terms.  The capitalized terms contained in this Agreement but not otherwise defined herein shall have the same meanings given to them in the Plan.

26.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument.

27.           Company Right to Substitute Award. Notwithstanding anything to the contrary herein, the Company, in its sole discretion, shall have the right to cancel in whole or in part the Options granted to Optionee hereunder, provided that the Company shall substitute therefore and grant to Optionee, alternative options, or other equity or cash compensation or award, as may be permitted under the Company’s then current omnibus equity incentive compensation plan, as may be substantially equal in value to the Options (or cancelled portion thereof) originally granted to Optionee hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

COMPANY:	USANA HEALTH SCIENCES, INC.,
a Utah corporation

By:
Name:
Title:

OPTIONEE:
(Signature)

(Printed Name)